UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Asset Management Services Agreement
On March 30, 2012, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary (“KBS Acquisition Sub”), entered into an Asset Management Services Agreement (the “Services Agreement”) with GKK Realty Advisors LLC (the“Property Manager”) with respect to certain properties (the “GKK Properties”) indirectly transferred to the Company by an affiliate of the Property Manager pursuant to a collateral transfer and settlement agreement. Pursuant to the Services Agreement, the Property Manager agreed to provide, among other services: standard asset management services, assistance related to dispositions, accounting services and budgeting and business plans (the “Services”) for the GKK Properties. The Property Manager is not affiliated with the Company or KBS Acquisition Sub.
On December 19, 2013, KBS Acquisition Sub entered into an amended and restated asset management services agreement (the “Amended Services Agreement”) with the Property Manager. The effective date of the Amended Services Agreement is December 1, 2013. Pursuant to the Amended Services Agreement, the Company made a payment in the amount of $12.0 million to the Property Manager in satisfaction of the profit participation provisions under the Services Agreement. In addition, as compensation for the Services, the Company agreed to pay the Property Manager: (i) an annual fee of $7.5 million plus all GKK Property-related expenses incurred by the Property Manager, (ii) subject to certain terms and conditions in the Amended Services Agreement, a profit participation interest based on a percentage (ranging from 10% to 30%) of the amount by which the gross fair market value or gross sales price of certain identified portfolios of GKK Properties exceeds the sum of (a) an agreed-upon baseline value for such GKK Property portfolios plus (b) new capital expended to increase the value of GKK Properties within the portfolios and expenditures made to pay for tenant improvements and leasing commissions related to these GKK Properties as of the measurement date, and (iii) a monthly construction oversight fee equal to a percentage of construction costs for certain construction projects at the GKK Properties overseen by the Property Manager.
The Amended Services Agreement will terminate on December 31, 2016, with a one-year extension option at the Company’s option, subject to certain terms and conditions contained in the Amended Services Agreement. The Amended Services Agreement supersedes and replaces all prior agreements related to the Services among the Company and its affiliates and the Property Manager and its affiliates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 24, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer